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                                                                   EXHIBIT 10.19

                       THIRD AMENDMENT TO CREDIT AGREEMENT

      THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of November 29, 2004, by and between CRAY INC., a Washington corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

      WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of April 10, 2003, as amended from time to time ("Credit Agreement").

      WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth in this Amendment, the parties hereto agree that the Credit Agreement shall be amended as follows:

      1. Section 1.1(a) is hereby amended to reflect that (a) the last day on which Bank will make advances under the Line of Credit is December 10, 2004, (b) the maximum aggregate amount of advances to which Borrower is entitled to under the Line of Credit after the date of this Amendment is $2,000,000, and (c) all overdrafts in any of Borrower's accounts with Bank shall constitute advances under the Line of Credit whether or not such overdrafts occur after the expiration of the Line of Credit or exceed the maximum amount of advances described in clause (b). Borrower acknowledges that clause (c) above does not constitute a commitment of Bank to permit overdrafts in any of Borrower's accounts with Bank.

      2. Section 1.1(c) is hereby amended to reflect that Bank has no further commitment to issue additional letters of credit under the letter of credit subfeature of the Line of Credit other than one letter of credit in the amount of $927,811 naming Public Procurement Service as the beneficiary. The Borrower's existing letters of credit and the letter of credit described in the immediately preceding sentence do not constitute advances for purposes of Section 1(b) above.

      3. Section 1.2(c) is hereby amended to reflect that effective on the date of this Amendment, the unused commitment fee provided for therein shall cease to accrue.

      4. The maturity date of Line of Credit is hereby extended until December 10, 2004. The promissory note dated as of April 10, 2003, executed by Borrower and payable to the order of Bank which evidences the Line of Credit is hereby amended to reflect the December 10, 2004 maturity date. All other terms and conditions of the Note remain in full force and effect, without waiver or modification.

      5. Borrower acknowledges that Bank has not committed to make any renewal or further extension of the expiration date or maturity date of the Line of Credit beyond December 10, 2004, and that any such renewal or further extension remains in the sole discretion of Bank. This Amendment constitutes the entire agreement between Bank and Borrower with respect to

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the expiration date and the maturity date extension for the Line of Credit, and supersedes all prior negotiations, discussions and correspondence concerning such extension.

      6. There is added to the Credit Agreement the following:

            SECTION 7.12. SUBORDINATED DEBT.

            (a) Borrower has informed Bank that it intends to issue up to $80,000,000 of convertible senior subordinated notes (the "Notes"). Borrower agrees that in the event the Notes are issued by Borrower, the Notes shall be issued pursuant to an Indenture in a form that contains definitions of the terms "Designated Senior Debt", "Indebtedness", "Senior Credit Facility" and "Senior Debt" substantially similar to those contained in the draft Indenture sent to the Bank by Latham & Watkins via email on November 19, 2004 at 9:46 a.m., Seattle time (the "Draft Indenture"), as well as subordination provisions substantially similar to the subordination provisions set forth in Article XIII of the Draft Indenture.

            (b) Until such time as all obligations of Borrower under the Credit Agreement and the Line of Credit are satisfied in full, Borrower will not amend or consent to the amendment of the provisions of the Indenture described in paragraph (a) above.

            (c) Borrower will not prepay, redeem or defease any of the Notes unless there is (i) no outstanding amount under the Line of Credit (provided that there can be outstanding Letters of Credit) and (ii) no Event of Default under the Credit Agreement.

            (d) Borrower shall not use the Line of Credit as a source of funds to prepay, redeem or defease any of the Notes."

      7. The modifications set forth in this Amendment shall not be effective unless and until Borrower has executed and delivered to Bank this Amendment and Borrower has paid to Bank a non-refundable fee of $9,000.

      8. In the event that Bank receives and approves, on or before December 10, 2004, from Bear, Stearns & Co. Inc. (or one or more of its affiliates), a purchase agreement to purchase Notes in the initial aggregate principal amount of not less than $50,000,000, then the Credit Agreement shall be deemed further amended by amending Sections 1,4 and 5 of this Amendment to delete all references in such Sections to the date "December 10, 2004", and to replace such date with the date "December 15, 2004".

      9. Promptly upon demand by Bank, Borrower shall reimburse Bank for attorneys' fees incurred by Bank in connection with this Amendment and Bank's consent to the issuance of the Notes.

      10. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

      11. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor

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any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default, other than financial covenant defaults that the Bank has previously waived. The Bank confirms that its existing waivers continue in effect through the maturity date of the Line of Credit.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                           WELLS FARGO BANK,
CRAY INC.                                   NATIONAL ASSOCIATION

By: /s/ Kenneth W. Johnson                 By: /s/ Russ Carson
    -------------------------                  ---------------------------
Title: Senior Vice President               Title: AVP / Relationship Mgr